THOMAS INDUSTRIES INC.

                       CASH ONLY STOCK APPRECIATION RIGHT

                     FOR DIRECTORS OF THOMAS INDUSTRIES INC.

         THIS CASH ONLY STOCK APPRECIATION RIGHT ("SAR"), is granted this __ day of ________, ____, by THOMAS INDUSTRIES INC., a Delaware corporation (the "Company"), to ___________ (the "Director");

To further the purpose of the Company's 1995 Incentive Stock Plan, and in consideration of the services required to receive benefits hereunder, the Company hereby grants this SAR to the Director on the terms hereinafter expressed:

     1. SAR Grant. The Company hereby grants to the Director an SAR with respect to a total of ______ Common Shares of the Company at the exercise price of $_____ per share, being at least equal to 100 percent of the fair market value of such shares on the date hereof.

     2. Time of Exercise. This SAR may be exercised (in the manner provided in paragraph 3 hereof) at any time after the date of grant until the first to occur of the tenth anniversary of the date of grant or the second anniversary of the date the Director ceases to be a Director.

     3.  Exercise of SAR; Payout of Appreciation.

         a. This SAR may be exercised only by appropriate notice in writing delivered to the Secretary of the Company at Louisville, Kentucky.

         b. Upon receipt of notice of exercise, the Company shall pay Director an amount in cash equal to the excess of the market price of the Company's Common Shares on the date of exercise over the exercise price, multiplied by the number of shares with respect to which the SAR is being exercised.

     4. Non-Transferability of SAR. This SAR is not transferable by the Director otherwise than by will or the laws of descent and distribution, and is exercisable, during the Director's lifetime, only by him. At the discretion of the Compensation Committee of the Board of Directors (the "Committee"), this SAR may be transferred to members of the Director's immediate family, or trusts or family partnership for

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         the benefit of such persons, subject to terms and conditions established by the Company.

     5. Death of Director. If the Director dies during the SAR period, this SAR may be exercised in whole or in part, and from time to time, for the period described in paragraph 2 hereof and in the manner described in paragraph 3 hereof, by his estate or the person to whom the SAR passes by will or the laws of descent and distribution.

     6. Adjustment Provisions. In the event that there is any increase in the number of issued Common Shares of the Company without new consideration to the Company therefor, by reason of stock dividends, stock split-ups, or like recapitalizations, the number of Common Shares subject to this SAR shall be increased in the same proportion as said increase in issued Common Shares. In such event, the per share exercise price specified in paragraph 1 above shall be reduced.
         If, during the term of this SAR, the Common Shares of the Company shall be combined or be changed into the same or another kind of stock of the Company or into securities of another corporation, cash, evidence of indebtedness, other property, or any combination thereof (the "Acquisition Consideration"), whether through recapitalization, reorganization, sale, merger, consolidation, or other similar transaction, the Company shall cause adequate provision to be made whereby the amount the Director shall thereafter be entitled to receive, upon the due exercise of any then unexercised portion of this SAR, shall be based on the value of the Acquisition Consideration rather than the market price of the Company's Common Shares. If appropriate, due adjustment shall be made in the per share or per unit price of the securities purchased on exercise of this SAR following said transaction.

7. Applicable Plan. This SAR is granted under and subject to the terms and conditions of the Company's 1995 Incentive Stock Plan. IN WITNESS

         WHEREOF, The Company has caused this SAR to be executed on the date first above written.
                                                     THOMAS INDUSTRIES INC.



                                                 By_____________________________